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                    SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549

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                                 FORM 8-K


                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): October 28, 1994

                    McDonnell Douglas Corporation
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        (Exact Name of Registrant as Specified in its Charter)


                           Maryland
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            (State or Other Jurisdiction of Incorporation)


          1-3685                            43-0400674
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    Commission File Number       (IRS Employer Identification No.)


Post Office Box 516, St. Louis, Missouri                63166-0516
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(Address of Principal Executive Offices)                (Zip Code)

                          (314) 232-0232
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                   Registrant's Telephone Number











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              INFORMATION TO BE INCLUDED IN THE REPORT




Item 5.     Other Events.

On October 28, 1994, the Company's Board of Directors authorized the amendment of the Rights Agreement, dated as of August 2, 1990, between the Company and First Chicago Trust Company of New York, as Rights Agent, ("the Rights Agreement") in order to: (1) change the Purchase Price (as defined in the Rights Agreement) from $200 to $125 after giving effect to the 3-for-1 stock split approved by the Board on October 28, 1994; and
(2) extend the expiration of the Rights Agreement from August 2, 2000 to December 31, 2004.

As disclosed in the press release filed as an exhibit hereto, the Company's Board of Directors also took the following actions on October 28, 1994:

1. declared a 3-for-1 stock split which will be implemented by a stock dividend of two shares for each share outstanding, payable on January 3, 1995 to shareholders of record on December 2, 1994;

2. increased the quarterly dividend to 20 cent per share on a post-split basis, payable on January 3, 1995 to shareholders of record on December 2, 1994; and

3. authorized the Company to repurchase up to 18 million shares on a post-split basis, or about 15 percent of its common stock, from time to time in the open market, through privately negotiated transactions or self-tender offers.



                       EXHIBITS



Exhibit No.


    99           Press Release
















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                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated:  November 3, 1994



                                 MCDONNELL DOUGLAS CORPORATION



                                 By:      /s/ F. Mark Kuhlmann
                                         ---------------------------------
                                 Name:   F. Mark Kuhlmann
                                 Title:  Senior Vice President-Administration
                                         and General Counsel